Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Glimcher Realty Trust

Columbus, Ohio

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated February 25, 2014, relating to the consolidated financial statements, the effectiveness of Glimcher Realty Trust’s internal control over financial reporting, and schedule of Glimcher Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated February 25, 2014, relating to the consolidated financial statements of OG Retail Holding Co., LLC, which is included in the Annual Report on Form 10-K of Glimcher Realty Trust for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

October 27, 2014